UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2002

ebank.com, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-24043	58-234907

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2410 Paces Ferry Road, Suite 280, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 863-9229

Not Applicable

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective as of September 16, 2002, Mauldin & Jenkins, LLC resigned as the Company’s independent auditors and the Company engaged Porter Keadle Moore, LLP, as its new independent auditors for the fiscal year ending December 31, 2002.

     The reports of Mauldin & Jenkins, LLC on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, and in the subsequent interim periods, there were no disagreements with Mauldin & Jenkins, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Mauldin & Jenkins, LLC, would have caused Mauldin & Jenkins, LLC to make reference to any such matters in their reports. During the fiscal years ended December 31, 2000 and December 31, 2001, and in the subsequent interim periods, there were no “reportable events” to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

     A copy of the letter from Mauldin & Jenkins, LLC stating whether it agrees with the above statements dated September 16, 2002, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

     On September 16, 2002, the Company engaged Porter Keadle Moore, LLP, as its independent auditors for the fiscal year ending December 31, 2002, to audit the Company’s financial statements. As provided in the Company’s Audit Committee Charter, the selection of the new independent auditors was approved by the Audit Committee of the Board. During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of Porter Keadle Moore, LLP, the Company did not consult Porter Keadle Moore, LLP, on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	The following information is filed as an exhibit to the Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter of Mauldin & Jenkins, LLC, dated September 16, 2002, to the Securities and Exchange Commission

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBANK.COM, INC.

By: /s/ James L. Box James L. Box, Chief Executive Officer

Date:

September 17, 2002

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